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                                                                 EXHIBIT 10.13

                 INDEMNIFICATION AND REIMBURSEMENT AGREEMENT

         INDEMNIFICATION AND REIMBURSEMENT AGREEMENT, dated as of April 20, 1994 (the "Agreement"), by and among MC Sports Company, a Delaware corporation ("MC"), Michigan Sporting Goods Distributors, Inc., a Michigan corporation ("MSG"), Brown's Sporting Goods, Inc., an Illinois corporation ("Brown's"), Gart Sports Company, a Delaware corporation ("Gart"), Gart Bros. Sporting Goods Company, a Colorado corporation ("GBS"), Sports Castle Travels, Inc., a Colorado corporation ("Sports Castle") and Colorado Wholesale Sporting Goods Co., a Colorado corporation ("Colorado Wholesale" and together with MC, MSG, Brown's, Gart, GBS and Sports Castle, the "MC/Gart Entities"), on the one hand, and Thrifty PayLess Holdings, Inc., a Delaware corporation ("TPH"), Thrifty PayLess, Inc., a California corporation ("TPI"), Thrifty Corporation, a California corporation ("TC" and together with TPH, TPI and any of their current and hereafter acquired subsidiaries, "Thrifty"), on the other hand.

         WHEREAS, TPH, TPI and Kmart Corporation, a Michigan corporation ("Seller"), and the sole stockholder of Pay Less Drugstores Northwest, Inc., a Maryland corporation ("PayLess"), have entered into a Purchase and Sale Agreement, dated December 1, 1993, as amended (the "Purchase Agreement"), pursuant to which Seller will sell to TPH and TPI all of the outstanding shares of capital stock of PayLess in consideration for, among other things, a certain percentage of the outstanding common stock of TPH;

         WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, Thrifty will cause dividends of all of the capital stock of MC and of Gart to the stockholders of TPH prior to the Acquisition to be declared with a record date prior to the Closing (as defined in the Purchase Agreement) and paid following the Closing (the "Distribution");

         WHEREAS, the execution and delivery of this Agreement is a condition to consummation of the transactions contemplated by the Purchase Agreement; and

         WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which the MC/Gart Entities will jointly and severally reimburse, indemnify and hold harmless Thrifty on the terms and subject to the conditions provided herein.

         NOW, THEREFORE, in consideration of the premises stated herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.      (a)      Indemnification by the MC/Gart Entities.  The MC/Gart
Entities shall, jointly and severally, reimburse, indemnify and hold Thrifty and its affiliates, directors, officers, employees, representatives and agents (each an "Indemnified Party") harmless against any and all (i) cost, expense, damage, loss, liability or obligation, including reasonable attorney's fees and expenses (collectively "Expenses") incurred by Thrifty for Income Taxes (as defined below) and Other Taxes (as defined below), resulting from,





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arising out of, or in connection with, the Distribution, to the extent that such Expenses exceed $15 million, (ii) Expenses arising out of, resulting from or in connection with any guarantee or similar agreement or arrangement entered into by Thrifty for the benefit of any of the MC/Gart Entities and (iii) Expenses arising out of, resulting from or in connection with the operation of the business of the MC/Gart Entities (whether before or after the date of the Distribution), including any Income Tax resulting from or applicable to the operation of the business of the MC/Gart Entities for any period ending on or before the Closing Date (as defined in the Purchase Agreement), without duplication of amounts due under the Tax Sharing Agreement dated September 25, 1992 among Thrifty and the MC/Gart Entities (the "Tax Sharing Agreement"). To the extent the subject matter of the indemnification provided for by Section 1(a)(iii) hereof is governed by the Tax Sharing Agreement, the procedures specified therein (as in effect as of the date hereof, except for such changes therein as would not adversely affect Thrifty's rights hereunder) shall govern any such rights to indemnification under this Agreement. The MC/Gart Entities shall reimburse and indemnify the Indemnified Parties promptly after notice by Thrifty of the incurrence or payment of any such Expenses.

         (b) Termination of Thrifty's Obligation to Guarantee Trade Payables. Effective as of the date hereof, Thrifty shall have no obligation to the MC/Gart Entities to guarantee their respective trade payables.

         (c)     Definitions.

                 (1) "Income Tax" means (i) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, except Other Taxes, together with any interest and any penalty, addition to tax or additional amount imposed by any federal, state, local or foreign governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign); or (ii) any liability of any of the MC/Gart Entities for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. Section 1.1502-6 or comparable provisions of any Taxing Authority in respect of a Consolidated Return (as defined in the Purchase Agreement).

                 (2) "Other Tax" means (i) any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit tax, license, or other tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign); but specifically excluding
(ii) liability for an Income Tax.

         2. Indemnification by Thrifty. Thrifty shall reimburse, indemnify and hold the MC/Gart Entities and their affiliates, directors, officers, employees, representatives and





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agents harmless against any and all Expenses arising out of, resulting from or in connection with the operation of the business of Thrifty, including any Income Tax resulting from or applicable to the operation of the business of Thrifty for any period ending on or before the Closing Date, without duplication of amounts due under the Tax Sharing Agreement. To the extent the indemnification provided for by this Section 2 is governed by the Tax Sharing Agreement, the procedures specified therein (as in effect as of the date hereof, except for such changes therein as would not adversely affect Thrifty's rights hereunder) shall govern any such rights to indemnification under this Agreement. Thrifty shall reimburse and indemnify such indemnified parties promptly after notice from the MC/Gart Entities of the incurrence or payment of any such Expenses.

         3. Guarantees. At all times following the date hereof, the MC/Gart Entities agree to use all commercially reasonable efforts to release Thrifty from any and all guarantees that have been entered into by Thrifty for the benefit of any of the MC/Gart Entities, provided that such efforts shall not require the expenditure of significant funds.

         4. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed ;or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         5. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the MC/Gart Entities, the Indemnified Parties or their spouses, heirs, executors and personal and legal representatives.

         6. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

         7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of California applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

         8. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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         9.      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or sent by facsimile transmission (receipt of which is confirmed) or by courier service promising overnight delivery (with delivery confirmed the next day) or five (5) days after deposit in the U.S. Mails, first class postage prepaid. Notices shall be addressed as follows:

To the MC/Gart Entities:          Gart Sports Company
                                  1000 Broadway
                                  Denver, Colorado  80203
                                  Attn:  Chief Financial Officer
                                  Fax:   (303) 830-9282
and

                                  MC Sports Company
                                  3070 Schaffer Road, S.E.
                                  Grand Rapids, Michigan  49512
                                  Attn:  Chief Financial Officer
                                  Fax:   (616) 942-2312

With a copy to:                   Brownstein, Hyatt, Farber & Strickland, P.C.
                                  410 17th Street, 22nd Floor
                                  Denver, Colorado  80202
                                  Attn: Jeffrey M. Knetsch
                                  Fax:   (303) 623-1956

To Thrifty:                       Thrifty Companies
                                  3424 Wilshire Blvd.
                                  Los Angeles, California  90010
                                  Attn:  Mr. Daniel Siegel
                                  Fax:   (213) 386-3079

With a copy to:                   c/o Leonard Green & Partners
                                  333 So. Grand Avenue
                                  Suite 5400
                                  Los Angeles, California  90071
                                  Attn:  Mr. Jonathan D. Sokoloff
                                  Fax:   (213) 625-2043

With a copy to:                   Kmart Corporation
                                  3100 West Big Beaver Road
                                  Troy, Michigan  48084-33163
                                  Attn:  General Counsel
                                  Fax:   (313) 643-1054





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With a copy to:                   Irell & Manella
                                  333 South Hope Street
                                  33rd Floor
                                  Los Angeles, California  90071
                                  Attn:  Edmund M. Kaufman, Esq.
                                  Fax:   (213) 229-0515

With a copy to:                   Skadden, Arps, Slate, Meagher & Flom
                                  919 Third Avenue
                                  New York, New York  10022
                                  Attn:  Peter Allan Atkins, Esq.
                                  Fax:   (212) 735-2001

Any party may from time to time change its address for the purpose of notices by a similar notice specifying the new address but no such change shall be effective as against any person until such person shall have actually received it.

         10. Governing Laws. The rights and liabilities of the parties shall be governed by the laws of the State of Michigan, regardless of the choice of laws provisions of such state or any other jurisdiction.


                                  * * * * * *





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         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be signed by its duly authorized officer as of the date first written above.

                                         MICHIGAN SPORTS COMPANY



                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                         MICHIGAN SPORTING GOODS
                                         DISTRIBUTORS, INC.



                                         By:
                                            ---------------------------------
                                            Name:
                                            Title:


                                         BROWN'S SPORTING GOODS, INC.



                                         By:
                                            ---------------------------------
                                            Name:
                                            Title:


                                         GART SPORTS COMPANY



                                         By:
                                            ---------------------------------
                                            Name:
                                            Title:





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                                        GART BROS. SPORTING GOODS
                                        COMPANY



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        SPORTS CASTLE TRAVELS, INC.



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        COLORADO WHOLESALE SPORTING
                                        GOODS CO.



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:



                                        THRIFTY PAYLESS HOLDINGS, INC.



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:





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                                        THRIFTY PAYLESS, INC.



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        THRIFTY CORPORATION



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:





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